EXHIBIT 99.1

PriceSmart Announces Third Quarter Results of Operations

June Sales and Addition to Russell 2000 Index also Announced

San Diego, California (July 10, 2006) - PriceSmart, Inc. (NASDAQ:PSMT) today announced its results of operations for the third quarter of fiscal year 2006, which ended on May 31, 2006.

For the third quarter of fiscal year 2006, net warehouse sales increased 19.6% to $180.8 million, from $151.2 million in the third quarter of fiscal year 2005. Total revenue for the third quarter increased 19.5% to $184.6 million, compared to $154.5 million in the prior year. The Company had 23 warehouse clubs in operation as of May 31, 2006, compared to 22 warehouse clubs in operation in the prior year. Net warehouse sales, total revenues and the number of warehouse clubs in operation for both years do not include PriceSmart’s Philippines operations which were sold in August 2005.

The Company recorded operating income in the quarter of $4.6 million, compared to an operating loss of $8.0 million in the third quarter of the prior year, which included asset impairment and closure costs of $8.5 million. Net income from continuing operations was $3.1 million, or $0.11 per diluted share, in the third quarter of fiscal year 2006 compared to a net loss from continuing operations of $12.1 million, or ($0.49) per diluted share, in the third quarter of fiscal 2005. Net income available to common stockholders for the third quarter was $3.2 million, or $0.11 per diluted share. In the third quarter of fiscal year 2005, the Company recorded a net loss attributable to common stockholders of $13.1 million, or ($0.53) per diluted share.

For the first nine months of fiscal 2006, net warehouse sales increased 19.4% to $536.9 million from $449.6 million in the first nine months of fiscal 2005. Total revenues for the first nine months of the fiscal year increased 19.1% to $547.9 million from $460.0 million in the same period of the prior year. For the first nine months of fiscal 2006, the Company recorded operating income of $13.8 million and net income and net income available to common stockholders of $8.5 million, or $0.31 per diluted share. During the same nine-month period in fiscal 2005, the Company recorded an operating loss of $4.8 million and a net loss attributable to common stockholders of $39.5 million, or ($2.15) per diluted share.

Additionally, the Company announced that for the month of June 2006, net sales increased 19.0% to $58.6 million from $49.3 million in June 2005. For the 10 months ended June 30, 2006, net sales increased 19.3% to $595.5 million from $499.3 million in the same period last year. There were 23 warehouse clubs in operation at the end of June 2006 compared to 22 warehouse clubs in operation in June 2005. Net sales and the number of warehouse clubs in operation exclude discontinued operations.

For the four weeks ended July 2, 2006, comparable warehouse sales for warehouse clubs open at least 12 full months increased 13.2% compared to the same four-week period last year. For the 43 weeks ended July 2, 2006, comparable warehouse sales, for warehouse clubs open at least 12 full months, increased 16.1% from the same period a year ago. Comparable warehouse sales for the comparable four- and forty-three week periods of 2005 exclude sales from discontinued operations.

The Company also announced that PriceSmart was added to the Russell 2000 ® Index when Russell Investment Group reconstituted its family of U.S. indexes on June 30, 2006. Annual reconstitution of Russell indexes captures the 3,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. The largest 1,000 companies in the ranking comprise the Russell 1000 while the remaining 2,000 companies become the widely used Russell 2000. Russell indexes are used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 23 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands). On August 12, 2005, PriceSmart completed the sale of its interest in its PriceSmart Philippines subsidiary.

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had substantial net losses in fiscal 2003, 2004 and 2005, and may continue to incur losses in future periods; if the Company fails to comply with covenants governing its indebtedness, the lenders may elect to accelerate the Company’s indebtedness and foreclose on the collateral pledged to secure the indebtedness; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-Q filed pursuant to the Securities Exchange Act of 1934 on April 14, 2006. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Certain prior period amounts may have been reclassified to conform to the current period presentation.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PRICESMART, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2006	2005	2006	2005
Revenues:
Sales:
Net warehouse club	$180,781	$151,217	$536,856	$449,605
Export	9	23	20	394
Membership income	2,961	2,418	8,423	6,875
Other income	886	849	2,570	3,106

Total revenues	184,637	154,507	547,869	459,980

Operating expenses:
Cost of goods sold:
Net warehouse club	153,619	129,489	458,309	384,574
Export	7	35	23	396
Selling, general and administrative:
Warehouse club operations	20,068	18,367	57,556	53,513
General and administrative	6,312	6,162	17,691	17,549
Preopening expenses	—	40	336	42
Asset impairment and closure costs	59	8,460	172	8,752

Total operating expenses	180,065	162,553	534,087	464,826

Operating income (loss)	4,572	(8,046)	13,782	(4,846)
Other income (expense):
Interest income	624	360	1,348	1,401
Interest expense	(708)	(1,003)	(2,258)	(4,889)
Other expense, net	(71)	(318)	(46)	(419)

Total other expense	(155)	(961)	(956)	(3,907)

Income (loss) from continuing operations before provision for income taxes, loss of unconsolidated affiliate and minority interest	4,417	(9,007)	12,826	(8,753)
Provision for income taxes	(1,192)	(3,020)	(4,686)	(4,041)
Loss of unconsolidated affiliate	(12)	(617)	(56)	(3,034)
Minority interest	(88)	568	(261)	402

Income (loss) from continuing operations	3,125	(12,076)	7,823	(15,426)
Discontinued operations, net of tax	103	(1,069)	650	(2,784)

Net income (loss)	3,228	(13,145)	8,473	(18,210)
Preferred dividends	—	—	—	(648)
Deemed dividend on exchange of common stock for preferred stock	—	—	—	(20,647)

Net income available to (loss attributable to) common stockholders	$3,228	$(13,145)	$8,473	$(39,505)

Basic income (loss) per share – common stockholders:
Continuing operations	$0.11	$(0.49)	$0.29	$(0.84)
Discontinued operations, net of tax	$—	$(0.04)	$0.02	$(0.15)
Preferred and deemed dividends	$—	$—	$—	$(1.16)

Available to (attributable to) common stockholders	$0.11	$(0.53)	$0.31	$(2.15)

Diluted income (loss) per share – common stockholders:
Continuing operations	$0.11	$(0.49)	$0.29	$(0.84)
Discontinued operations, net of tax	$—	$(0.04)	$0.02	$(0.15)
Preferred and deemed dividends	$—	$—	$—	$(1.16)

Available to (attributable to) common stockholders	$0.11	$(0.53)	$0.31	$(2.15)

Shares used in per share computations:
Basic	28,373	24,850	26,970	18,409

Diluted	29,067	24,850	27,412	18,409

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	May 31, 2006	August 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,533	$30,147
Short-term restricted cash	7,556	7,331
Receivables, net of allowance for doubtful accounts of $2,152 and $2,260, respectively	3,289	1,759
Receivables from unconsolidated affiliate	—	811
Merchandise inventories	69,102	65,719
Prepaid expenses and other current assets	7,316	8,360
Assets of discontinued operations	1,754	315

Total current assets	137,550	114,442

Long-term restricted cash	587	1,045
Property and equipment, net	161,444	142,310
Goodwill	31,883	29,600
Deferred tax asset	18,944	22,260
Other assets	2,345	4,108
Investment in unconsolidated affiliate	3,278	6,089

Total assets	$356,031	$319,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$—	$1,648
Accounts payable	61,893	57,423
Accounts payable to unconsolidated affiliate	107	—
Accrued salaries and benefits	5,450	4,513
Deferred membership income	5,551	4,773
Income taxes payable	1,691	2,271
Other accrued expenses	10,536	12,547
Long-term debt, current portion	5,417	5,417
Liabilities of discontinued operations	557	663

Total current liabilities	91,202	89,255
Deferred tax liability	951	958
Deferred rent	1,599	1,427
Accrued closure costs	3,273	3,466
Long-term debt, related party	12,500	—
Long-term debt, net of current portion	13,791	23,915

Total liabilities	123,316	119,021
Minority interest	2,580	2,560
Stockholders’ equity:
Common stock, $.0001 par value, 45,000,000 shares authorized; 29,392,508 and 26,031,180 shares issued and 28,954,345 and 25,596,755 shares outstanding (net of treasury shares), respectively	3	3
Additional paid-in capital	367,496	339,644
Unearned compensation on restricted stock	(4,139)	—
Tax benefit from exercise of stock options	3,379	3,379
Note receivable from stockholder	—	(29)
Accumulated other comprehensive loss	(14,077)	(13,757)
Accumulated deficit	(113,061)	(121,534)
Less: treasury stock at cost; 438,163 and 434,425 shares, respectively	(9,466)	(9,433)

Total stockholders’ equity	230,135	198,273

Total liabilities and stockholders’ equity	$356,031	$319,854